Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National AMT-Free Muni Bond ETF (ISHMUNI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Municipal Opportunities Fund of
BlackRock Series Trust (BR-SMO-IG)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
03-12-2015

Security Type:
BND/MUNI

Issuer
METROPOLITAN TRANSPORTATION AUTHORITY-TRANSPORTATION REVENUE
BONDS, SERIES 2015B

Selling Underwriter
MERRILL LYNCH, PIERCE, FENNER & SMI

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Bank of America Merrill Lynch, Citigroup
Global Markets Inc, KeyBanc Capital
Markets, Duncan-Williams, Inc.,
Oppenheimer & Co., Goldman, Sachs & Co.,
Jefferies LLC,J.P. Morgan Securities LLC,
Loop Capital Markets, Morgan Stanley & Co.
LLC, Siebert Brandford Shank & Co, Ramirez
& Co., Inc., RBC Capital Markets, Wells
Fargo Securities, Academy Securities,
Barclays Capital Inc., Cabrera Capital
Markets, LLC, CastleOak  Securities, L.P.,
Drexel Hamilton, LLC, Estrada Hinojosa &
Company, Fidelity Capital Markets, Janney
Montgomery Scott LLC,M&T
Securities,Inc.,Mesirow Financial
Inc.,Piper Jaffray, PNC Capital Markets
LLC, Raymond James & Associates, Inc.,
Rice Financial Products Company, BNY
Mellon Capital Markets, Roosevelt & Cross,
Inc., Stern Brothers & Co.,Stifel,
Nicolaus & Company, Inc., TD Securities
(USA) LLC,U.S. Bancorp Investments Inc.,
Williams Capital Group L.P.

Transaction Details
Date of Purchase
03-12-2015

Purchase Price/Share
(per share / % of par)
$100.161
(3.98)
$112.117
(3.80)

Total Commission, Spread or Profit
0.504388

1.  Aggregate Principal Amount Purchased
(a+b)
$54,370,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$48,630,000

b.  Other BlackRock Clients
$5,740,000

2.  Aggregate Principal Amount of
Offering
$275,055,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.19767

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Steven DeLaura
Date:
03/25/15

Global Syndicate Team Member

Approved by:
Betsy Mathews
Date:
03/25/15

Global Syndicate Team Member